EXHIBIT 5

OPINION OF OSWALD & YAP LLP

OSWALD & YAP LLP
Lawyers
Michael A. Oswald	16148 Sand Canyon	Los Angeles Office:
Calvin C.S. Yap	Irvine, California 92618	17700 Castleton Street,
Lynne Bolduc	Telephone (949) 788-8900	Suite 566
Richard T. Hsueh	Telefax: (949) 788-8980	City of Industry, California 91746
Carol A. Gefis
John F. Karch
Min K. Chai		Midwestern Office:
Zachary D. Reeves		53 West Jackson Boulevard,
Jay Y. Chiu		Suite 1550
Anita S. Chang		Chicago, Illinois 60604
Claudia Mourad
Eric W. Shu
Arrin D. Langdon		Of Counsel:
Steven S. Hanagami		Thomas G. Gardiner

October 8, 2008

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC 20549

Re:       Who’s Your Daddy, Inc.

Ladies and Gentlemen:

This office represents Who’s Your Daddy, Inc., a Nevada corporation (the “Registrant”) in connection with the Registrant’s Registration Statement on Form S-8 under the Securities Act of 1933 (the “Registration Statement”), which relates to the registration of a total of 550,000 shares of the Registrant’s common stock issuable under the Registrant’s Consulting Agreement, dated February 16, 2008 and Attorney-Client Hourly Fee Agreement, dated February 23, 2007 and Amendment to Attorney-Client Hourly Fee Agreement, dated October 1, 2008  (the “Registered Securities”).  In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

Based upon the foregoing, it is our opinion that the Registered Securities, when sold as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

We acknowledge that we are referred to under the heading “Legal Matters” in the Prospectus which is a part of the Registrant’s Form S-8 Registration Statement relating to the Registered Securities, and we hereby consent to such use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states.

/s/ Oswald & Yap LLP
Oswald & Yap LLP